UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported):

March 23, 2012 (March 20, 2012)

DJO Finance LLC

(Exact name of registrant as specified in its charter)

Delaware	333-142188	20-5653965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1430 Decision Street

Vista, CA 92081

(760) 727-1280

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e– 4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 20, 2012, DJO Finance LLC (the “Company”) completed its previously announced refinancing. In connection with the refinancing, the Company (1) amended its senior secured credit facilities in order to, among other things, (i) extend the maturity date of $564.7 million of the term loans currently outstanding under its senior secured credit facilities, (ii) issue a new tranche of $350.0 million of term loans facility to refinance a portion of the term loans currently outstanding under its senior secured credit facilities and (iii) replace the existing revolving credit facility with a new $100.0 million five year revolving credit facility and (2) issued $230.0 million aggregate principal amount of second priority senior secured notes. The Company used the net proceeds from the new term loan, the notes offering and cash on hand to repay $350.0 million aggregate principal amount of existing term loans outstanding under its senior secured credit facilities, repurchase $210.0 million aggregate principal amount of the Company’s and DJO Finance Corporation’s 10.875% senior notes due 2014 and pay related premiums, fees and expenses.

Amendment to the Senior Secured Credit Facilities

On March 20, 2012, the Company, an indirect wholly owned subsidiary of DJO Global, Inc., DJO Holdings LLC (“Holdings”) and certain other subsidiaries of the Company entered into the Amendment and Restatement Agreement (the “Amendment Agreement”) relating to its Credit Agreement dated as of November 20, 2007 (as amended prior to March 20, 2012, the “Original Credit Agreement”) among the Company, Holdings, Credit Suisse AG (formerly known as Credit Suisse), as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, and each lender party thereto (collectively, the “Existing Lenders”). The Credit Agreement, as amended pursuant to the Amendment Agreement, is referred to herein as the “Amended and Restated Credit Agreement.”

Among other things, the Amendment Agreement:

(i) permits the issuance of the Notes (as defined below);

(ii) extends the maturity of $564.7 million of the term loans outstanding under the Original Credit Agreement (such amount calculated prior to the repayment referred to above (such loans, the “Extended Term Loans”)) to the earlier of: (x) November 1, 2016 or (y) August 15, 2014, if on such date the aggregate outstanding aggregate principal amount of the Company’s 10.875% senior unsecured notes due 2014 is not less than $150.0 million;

(iii) provides for the issuance of a new tranche of $350.0 million of term loans maturing September 2017 (such loans, the “New Term Loans”) under the Amended and Restated Credit Agreement that will mature on the earlier of: (x) September 15, 2017 or (y) August 15, 2014, if on such date the aggregate outstanding principal amount of the Company’s 10.875% senior unsecured notes due 2014 is not less than $150.0 million;

(iv) deems certain previous acquisitions and investments to be permitted under the terms of the Amended and Restated Credit Agreement;

(v) increases the total net leverage ratio limitation in the permitted acquisitions covenant from 7.00x to 7.50x;

(vi) changes the financial maintenance covenant from a senior secured leverage ratio covenant to a new first lien net leverage ratio covenant;

(vii) replaces the Company’s existing revolving credit facility with a new $100.0 million revolving credit facility (the “New Revolving Credit Facility”) under the Amended and Restated Credit Agreement that will mature on the earlier of: (x) March 14, 2017 or (y) August 15, 2014, if on such date the aggregate outstanding principal amount of the Company’s 10.875% senior unsecured notes due 2014 is not less than $150.0 million; and

(viii) provides that (a) the interest rate margins applicable to borrowings under the New Revolving Credit Facility are, at the Company’s option, either (x) the Eurodollar rate plus 475 basis points or (y) a base rate plus 375 basis points, subject, in each case, to stepdowns based upon the achievement of certain Total Leverage Ratios; (b) the commitment fee rate applicable to unutilized commitments under the New Revolving Credit Facility is 0.50%, subject to stepdowns based upon the achievement of certain Total Leverage Ratios; (c) the interest rate margins applicable to the Extended Term Loans or the New Term Loans are, at the Company’s option, either (x) the Eurodollar rate plus 500 basis points or (y) a base rate plus 400 basis points.

Subject to certain exceptions, voluntary prepayments of the Extended Term Loans and New Term Loans within one year of the effective date of the amendment are subject to a 1.00% “soft call” premium, while other voluntarily prepayments of outstanding loans under the senior secured credit facilities may be made at any time without premium or penalty, provided that voluntary prepayments of Eurodollar loans made on a date other than the last day of an interest period applicable thereto shall be subject to customary breakage costs.

The foregoing description of the Amendment Agreement is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Amendment Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Indenture with respect to the 8.75% Second Priority Senior Secured Notes due 2018

Overview

On March 20, 2012, the Company and DJO Finance Corporation, a wholly owned subsidiary of the Company (collectively, the “Issuers”), issued $230.0 million aggregate principal amount of 8.75% second priority senior secured notes due 2018 (the “Notes”), which mature on March 15, 2018, pursuant to an Indenture, dated as of March 20, 2012 (the “Indenture”), among the Issuers, the guarantors party thereto and The Bank of New York Mellon, as trustee and as second lien collateral agent.

Interest on the Notes will be payable in cash on March 15 and September 15 of each year, commencing on September 15, 2012.

The following is a brief description of the terms of the Notes and the Indenture.

Ranking

The Notes and the guarantees are the Issuers’ and the guarantors’ secured senior obligations. Accordingly, they:

•	rank senior in right of payment to any existing and future subordinated indebtedness, including the Issuers’ existing Senior Subordinated Notes;

•	rank equally in right of payment with all of the Issuers’ existing and future senior indebtedness;

•	rank equally in right of payment to any senior secured indebtedness to the extent of the collateral securing such indebtedness on a second-priority basis;

•

are effectively junior to the indebtedness under the Issuers’ senior secured credit facilities and any capital leases to the extent of the collateral securing such indebtedness on a first-priority basis; and

•

are effectively subordinated to all existing and future indebtedness and other liabilities of the Issuers’ non-guarantor subsidiaries (other than indebtedness and liabilities owed to us or one of the Issuers’ subsidiary guarantors).

Guarantees

The Notes are jointly and severally and fully and unconditionally guaranteed on a senior secured basis by each of the Issuers’ existing and future direct and indirect wholly owned domestic subsidiaries that guarantees the senior secured credit facilities.

Security

Pursuant to a second lien security agreement, dated as of March 20, 2012 (the “Security Agreement”), among the Issuers, the guarantors party thereto and The Bank of New York Mellon, as second lien collateral agent, the Notes and guarantees are secured by second-priority liens, subject to permitted liens, on certain of the Issuers’ assets and the assets of the subsidiary guarantors that secure the Issuers’ senior secured credit facilities including:

•

substantially all the capital stock of the Issuers’ wholly owned subsidiaries and each subsidiary guarantor of the Notes (but limited to 65% of the voting stock of any such wholly owned subsidiary that is a foreign subsidiary); and

•	substantially all tangible and intangible assets of the Issuers and each subsidiary guarantor, other than certain customary exceptions.

Optional Redemption

Except as described below, the Issuers are not entitled to redeem the Notes prior to March 15, 2014.

Prior to March 15, 2014, the Issuers may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed plus an applicable make-whole premium plus accrued and unpaid interest and additional interest, if any, to the date of redemption, subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after March 15, 2014, the Issuers may redeem the Notes, in whole or in part, at the redemption prices listed in the Indenture, plus accrued and unpaid interest thereon and additional interest, if any, to the applicable redemption.

In addition, until March 15, 2014, the Issuers may, at their option, redeem up to 35% of the aggregate principal amount of the Notes at a redemption price listed in the Indenture with the net cash proceeds of one or more equity offerings; provided that at least 65% of the aggregate principal amount of Notes originally issued under the Indenture and any Additional Notes (as defined in the Indenture) that are Notes issued under the Indenture after March 20, 2012 (excluding Notes and Additional Notes held by the Issuers or its subsidiaries or affiliates of the Issuers) remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such equity offering.

Change of Control

Upon the occurrence of a change of control, the Issuers must give holders of the Notes an opportunity to sell to the Issuers some or all of their Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the repurchase date.

Covenants

The Indenture contains covenants limiting the Company’s ability and the ability of its restricted subsidiaries to:

•	incur additional debt or issue certain preferred and convertible shares;

•	pay dividends on, redeem, repurchase or make distributions in respect of the capital stock or make other restricted payments;

•	make certain investments;

•	sell certain assets;

•	create liens on certain assets to secure debt;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s assets;

•	enter into certain transactions with affiliates; and

•	designate the Company’s subsidiaries as unrestricted subsidiaries.

Events of Default

The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.

The foregoing description of the Indenture and the Security Agreement is included to provide you with information regarding their terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Indenture and the Second Lien Security Agreement, which are filed as Exhibits 10.2 and 10.3, respectively, hereto and are incorporated herein by reference.

Registration Rights Agreement

On March 20, 2012, the Issuers and the guarantors of the Notes entered into a registration rights agreement with respect to the Notes described above (the “Registration Rights Agreement”). In the Registration Rights Agreement, the Issuers and the guarantors of the Notes have agreed that they will (i) file one or more registration statements on an appropriate registration form with respect to a registered offer to exchange the Notes for new notes guaranteed by the guarantors on a second priority senior secured basis, with terms substantially identical in all material respects to the Notes, and (ii) use their reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act of 1933, as amended.

The Issuers and the guarantors have agreed to use their reasonable best efforts to cause the exchange offer to be consummated or, if required, to have one or more shelf registration statements declared effective, within 360 days after the issue date of the Notes.

If Issuers and the guarantors fail to satisfy this obligation (a “registration default”), the annual interest rate on the Notes will increase by 0.25%. The annual interest rate on the Notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.00% per year over the applicable interest rate shown on the cover of this offering circular. If the registration default is corrected, the applicable interest rate on such Notes will revert to the original level.

If the Company must pay additional interest, it will pay it to the noteholders in cash on the same dates that the Company makes other interest payments on the Notes, until the registration default is corrected.

The foregoing description of the Registration Rights Agreement is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 10.4 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 under the captions “Amendment to the Senior Secured Credit Facilities” and “Indenture with respect to the 8.75% Second Priority Senior Secured Notes due 2018” is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
Exhibit 10.1	Amendment and Restatement Agreement, dated as of March 20, 2012, by and among the Company, Holdings, Credit Suisse AG (formerly known as Credit Suisse), as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, and each lender party thereto.

Exhibit 10.2	Indenture, dated as of March 20, 2012, by and among the Issuers, the guarantors named therein and The Bank of New York Mellon, as Trustee and Second Lien Agent.

Exhibit 10.3	Second Lien Security Agreement dated as of March 20, 2012, among the Issuers, the grantors named therein and The Bank of New York Mellon, as Second Lien Agent.

Exhibit 10.4	Registration Rights Agreement, dated as of March 20, 2012, by and among the Issuers, the guarantors named therein and Credit Suisse Securities (USA) LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

DJO FINANCE LLC

Date: March 23, 2012	By:	/s/ Vickie L. Capps
	Name:	Vickie L. Capps
	Title:	Executive Vice President, Chief Financial Officer and Treasurer